                                                                   EXHIBIT 99.2
                     1996 ANNUALIZED RECEIVABLES ACTIVITY

                                                                                                               LSL
==================================================================================================================

------------------------------------------------------------------------------------------------------------------
A. ANNUAL RECEIVABLES ACTIVITY
                                                           HOME FASHIONS         ALAMAC                TOTAL
                                                         ----------------    --------------      -----------------
1.   BEGINNING JANUARY 1996 RECEIVABLES BALANCE                                                     212,328,018.27

2.   Plus:  New Invoices                                 1,439,896,954.99    214,708,550.62       1,654,605,505.61

3.   Less:  Cash Collections                                                                     (1,569,956,741.09)

4a.  Less:  Cash Discounts                                  (3,283,326.36)      (475,296.75)         (3,758,623.11)
4b.  Less:  Returns & Allowances                           (24,437,114.54)    (4,098,928.60)        (28,536,043.14)
4c.  Less:  Other Credits                                   (6,515,793.29)       280,456.80          (6,235,336.49)
            --------------------                         ----------------    --------------      -----------------
4d.         Total Dilution                                 (34,236,234.19)    (4,293,768.55)        (38,530,002.74)

5.   Less:  Advertising Credits                            (27,057,753.62)             0.00         (27,057,753.62)

6.   Less:  Net Write-Offs                                    (990,947.86)      (805,675.75)         (1,796,623.61)

7.   Less:  Miscellaneous                                                                                (1,892.00)
                                                                                                 -----------------

8.   ENDING DECEMBER 1996 RECEIVABLES BALANCE                                                       229,590,510.82
                                                                                                 =================
------------------------------------------------------------------------------------------------------------------